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                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-37881) and related Prospectus of Coinmach Laundry Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 3, 1997, with respect to the combined financial statements of Kwik Wash Laundries, Inc. and KWL, Inc., included in the Company's Amendment No. 3 on Form 8-K/A to its Current Report on Form 8-K dated January 8, 1997, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

Dallas, Texas

December 12, 1997